EXHIBIT 99.1
NewsRelease

TC PipeLines, LP Completes Acquisition of Remaining 30 Percent Interest in GTN

HOUSTON, Texas – April 1, 2015 – TC PipeLines, LP (NYSE: TCP) (the Partnership) today announced the closing  of its previously announced acquisition of the remaining 30 percent interest in Gas Transmission Northwest LLC (GTN) from TransCanada Corporation.  The acquisition is expected to be immediately accretive to Partnership cash flows and earnings.

TC PipeLines, LP is a Delaware master limited partnership with interests in six federally regulated U.S. interstate natural gas pipelines which serve markets in the Western and Midwestern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.TCPipeLinesLP.com.

This release contains certain “forward-looking statements” as defined under federal securities laws relating to expectations, beliefs, projections and future financial performance or assumptions, including expected accretion to Partnership cash flows and earnings resulting from the acquisition of the remaining 30 percent interest in GTN. These statements are based on current expectations and, therefore, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including the accuracy of assumptions used to estimate distributions from GTN to the Partnership.  These and other factors that could cause future results to differ materially from those anticipated in the forward-looking statements are discussed in the Partnership’s Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update any forward-looking statements to reflect new information, subsequent events or other changes.

Media Inquiries:	Shawn Howard/Mark Cooper	403.920.7859
800.608.7859
Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772
investor_relations@tcpipelineslp.com